Exhibit (c)(2)

PROJECT COMMODORE SPECIAL COMMITTEE DISCUSSION MATERIALS June 15, 2018

TA B L EO FC O N T E N T S Section I Overview 2 II Market Perspective 5 III Valuation 12 Appendix 21

OVERVIEW 2

SELECTED PROPOSED TRANSACTION TERMS

PJ SOLOMON

Acquiror	Feldenkreis Holdings LLC, a vehicle controlled by George Feldenkreis (the "Sponsor")
Per Share Consideration	$27.50 in cash
Offer Premium to Undisturbed Price (2/5/18)	21.6%
Implied Equity Value [(a)]	$437.0mm
Implied Enterprise Value [(b)]	$526.3mm
Financing [(c)]	• $275mm Wells Fargo Senior Secured Revolving Loan Facility; approximately $144mm drawn at close [(d)] • $47mm Fortress Bridge Facility • $140mm Fortress 1st Lien Term Loan • $95mm Fortress 2nd Lien Term Loan • $81mm Feldenkreis Equity
Other	• Customary closing conditions, including HSR clearance and shareholder approval, but no financing condition • Right of Company to receive a reverse break-up fee of 4% ($17.5mm) collateralized by 647,451 shares from the Sponsor if the transaction is terminated by the Acquiror • Right of Company to enter into a superior transaction prior to shareholder approval with unsolicited third parties after paying a break-up fee of 2% of the transaction value and complying with Acquiror's match rights • Options, SAR's and time-vested RSA's fully paid out at close. Performance based RSA's converted into a cash award subject to time vesting [(e)] • The Sponsor commits to cause 3,139,975 shares of the outstanding shares to vote for the merger and to rollover in the transaction into Sponsor's equity [(f)]

(a) 15.9mm shares outstanding as of June 14, 2018. Source: Company provided figures. Includes 0.004mm option equivalent shares and 0.01mm Stock Appreciation Rights ("SARs") equivalent shares utilizing treasury stock method. Assumes October 31, 2018 close for vesting calculation of RSAs issued on June 14, 2018.

(b) Based on pro forma cash of $11.9mm and debt of $101.3mm. Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw as discussed with management on May 30, 2018.

(c) Source: 'Sources & Uses' received from Scope Capital Partners on June 14, 2018, 'Short Putt – Wells Fargo Commitment Letter with Term Sheet' and 'Short Putt – Fortress Commitment Letter with Term Sheet'. Note: $81mm Feldenkreis Equity based on 3.1mm shares and assumes participation of Oscar Feldenkreis and other rollover shareholders.

(d) Wells Fargo Senior Secured Revolving Loan Facility may be structured to include a FILO tranche of up to $15 million to provide enhanced liquidity under its borrowing base. George Feldenkreis has also guaranteed to backstop any shortfalls with up to $5 million of incremental rollover.

(e) 289,088 performance-based RSAs worth $7.9mm converted to cash awards subject to time vesting. 9,794 performance-based RSAs held by Jorge Narino, Tricia Thompkins and Kevin Flint paid at close.

(f) Excludes any additional shares that may be acquired prior to close whether pursuant to the vesting of restricted stock units or otherwise.

3

OFFER SUMMARY

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

			Undisturbed 2/5/18	Close on 6/14/18	Feldenkreis Proposal
Stock Price			$22.62	$27.73	$27.50
Shares Outstanding (a)			15.7	15.9	15.9 (b)
Restricted Stock Units (c)			0.0	0.0	-- (d)
Option Equivalent Shares (e)			0.0	0.0	0.0
SARs Equivalent Shares (f)			0.0	0.0	0.0
Diluted Shares Outstanding			15.7	15.9	15.9
Total Equity Value			$355.5	$441.2	$437.0 (b)
Plus: Net Debt (g)			64.1	89.4	89.4
Total Enterprise Value			$419.6	$530.6	$526.3
Premium / (Discount) to:					
Undisturbed		$22.62	-- %	22.6 %	21.6 %
90-Day VWAP (h)		24.13	(6.3)	14.9	14.0
60-Day VWAP (h)		24.75	(8.6)	12.0	11.1
30-Day VWAP (h)		25.14	(10.0)	10.3	9.4
52-Week High (h)		25.99	(13.0)	6.7	5.8
5-Year High (h)		28.80	(21.5)	(3.7)	(4.5)
Enterprise Value as a Multiple of:					
Net Sales - Street	LTM	$888.0	47.3 %	59.8 %	59.3 %
	2019E	863.6	48.6	61.4	60.9
	2020E	888.0	47.3	59.8	59.3
EBITDA - Street	LTM	$60.1	7.0 x	8.8 x	8.8 x
	2019E	57.7	7.3	9.2	9.1
	2020E	62.8	6.7	8.4	8.4
Net Sales - Mgmt	2019E	$873.3	48.0 %	60.8 %	60.3 %
	2020E	892.3	47.0	59.5	59.0
EBITDA - Mgmt	2019E	$62.4	6.7 x	8.5 x	8.4 x
	2020E	66.1	6.4	8.0	8.0
Price as a Multiple of:					
Diluted EPS - Street	2019E	$1.90	11.9 x	14.6 x	14.5 x
	2020E	2.15	10.5	12.9	12.8
Diluted EPS - Mgmt	2019E	$2.00	11.3 x	13.9 x	13.8 x
	2020E	2.26	10.0	12.3	12.2

Source: 'FY2019 Adjusted Income Statement', 'FY2020 and FY2021 (projection)' received from management on March 15, 2018 and Median of Wall Street analysts' estimates as reported by ThomsonOne on June 14, 2018.

Note: Undisturbed share count of 15.7mm as of November 24, 2017. Includes 0.7mm RSA's. Undisturbed net debt based on cash of $26.5mm and total debt of $90.6mm as of October 28, 2017.

(a) 15.9mm shares outstanding as of June 14, 2018. Includes 0.6mm of RSAs of which 0.02mm were authorized on June 13, 2018 and issued on June 14, 2018. Source: Company provided figures.

(b) Includes 298,882 performance-based RSAs, 289,088 of which will be converted to cash awards subject to time vesting at close. Assumes October 31, 2018 close for vesting calculation of RSAs issued on June 14, 2018.

(c) 0.01mm of restricted stock units outstanding as of June 14, 2018.

(d) 0.01mm of restricted stock units assumed to be canceled immediately prior to close.

(e) Assumes the treasury stock method with 0.004mm option equivalent shares utilizing the treasury stock method as of June 14, 2018.

(f) Assumes the treasury stock method with 0.005 – 0.01mm SAR equivalent shares utilizing the treasury stock method as of June 14, 2018.

(g) Based on pro forma cash of $11.9mm and debt of $101.3mm. Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw as discussed with management on May 30, 2018.

(h) Prior to February 5, 2018 undisturbed price date.

4

MARKET PERSPECTIVE 5

COMMODORE SUMMARY VALUATION AND CAPITALIZATION

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

Stock Information		
Stock Exchange		NasdaqGS
Stock Price as of 6/14/18		$27.73
52-Week Stock Price (a)		
High	1/19/18	$25.99
Low	8/22/17	16.54
5-Year Stock Price (a)		
High	12/9/16	$28.80
Low	2/25/14	12.93
Average Daily Volume (3 Mo.)		0.050
Average Daily Volume (12 Mo.)		0.095
Shares Sold Short		0.4
Short Int. as % of Shares Out.		2.5%

Market Capitalization and Firm Value	
Stock Price as of 6/14/18	$27.73
Shares Outstanding (b)	15.9
Restricted Stock Units (c)	0.0
Option Equivalent Shares (d)	0.0
SARs Equivalent Shares (e)	0.0
Equity Value	$441.2
Plus: Total Debt (f)	101.3
Plus: Minority Interest	--
Less: Cash & Cash Equivalents (f)	(11.9)
Enterprise Value	$530.6

Beneficial Ownership by Category (g)	Beneficial Ownership	Percent of Total
George Feldenkreis	1,712.9	10.8%
Oscar Feldenkreis	1,223.3	7.7%
Other Insiders	808.4	5.1%
Top 10 Institutions	6,317.1	39.8%
Public and Other	5,829.1	36.7%
Total	15,890.9	100.0%

Financial Performance

March 2018 Management Projections (h)	LTM	2019E	2020E
Net Sales	$888.0	$873.3	$892.3
EBITDA	60.1	62.4	66.1
EPS	$2.08	$2.00	$2.26
Enterprise Value as a Multiple of:			
Net Sales	0.6 x	0.6 x	0.6 x
EBITDA	8.8 x	8.5 x	8.0 x
P/E Ratios		13.9 x	12.3 x

Wall Street Research (i)	2019E	2020E
Net Sales	$863.6	$888.0
EBITDA	57.7	62.8
EPS	$1.90	$2.15
5-Year EPS Growth		11.7%
Enterprise Value as a Multiple of:		
Net Sales	0.6 x	0.6 x
EBITDA	9.2 x	8.4 x
P/E Ratios	14.6 x	12.9 x

Company Data

Reporting	
Fiscal Year End	Feb 3, 2018
LTM Date	May 5, 2018

Credit Statistics (j)	As of May-18
Adjusted Debt / EBITDAR (k)	3.0 x
Total Debt / EBITDA	1.7 x
Net Debt / EBITDA	1.5 x
EBITDA / Interest, Net	8.4 x
Total Debt / Total Capitalization	20.7%
Net Debt / Total Capitalization	18.3%

(a) Prior to February 5, 2018 undisturbed price date.
(b) 15.9mm shares outstanding as of June 14, 2018. Includes 0.6mm RSAs. Source: Company provided figures.
(c) 0.01mm of restricted stock units outstanding as of June 14, 2018.
(d) Assumes the treasury stock method with 0.005mm in-the-money options outstanding at a weighted average exercise price of $6.99 per share representing 0.004mm option equivalent shares.
(e) Assumes the treasury stock method with 0.04mm in-the-money SARs outstanding at a weighted average exercise price of $20.22 per share representing 0.01mm option equivalent shares.
(f) Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw per management on May 30, 2018.
(g) Includes restricted shares, exercisable options, RSAs and RSUs held by current and former directors and executive officers. Source: Company 13-D filed on April 9, 2018, 13-G filed on February 14, 2018, Schedule 13D filed by George Feldenkreis on May 18, 2018 and DEF 14A filed on May 24, 2018. Includes 0.2mm shares held by foundation.
(h) Source: 8-K issued May 31, 2018 and 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
(i) Source: Median of Wall Street analysts' estimates as reported by ThomsonOne on June 14, 2018.
(j) Not adjusted for stock-based compensation expense.
(k) Assumes 6.0x rent methodology.

6

S T O C K Y E A R S P R I C E P E R F O R M A N C E – L A S T 3 & LT M 30.00 6/13/2018: $27.73 25.00 4 9 3 20.00 15.00 Jun-15 Jun-16 Jun-17 Jun-18 Commodore S&P 500 60% 50% 49.1% 40% 30% 20% 14.1% 10% 0% -10% -20% Jun-17 Aug-17 Oct-17 Dec-17 Feb-18 Apr-18 Jun-18 7 Source: Capital IQ as of June 14, 2018. Percent Performance Closing Stock Price Undisturbed Date 8/24/17: Commodore beats Q2 2017 revenue and EPS expectations by 0.8% and 45.5%, respectively 2/7/18: George Feldenkreis and Fortress Investment Group proposed deal announcement for Commodore at $27.50 a share Indexed Stock Price Performance – LTM Undisturbed Date Median 6-Mo: $23.2 1-Yr: $22.2 3-Yr: $21.8 Stock Price Performance Through June 14, 2018 3-Yr1-Yr6-Mo High Median Low $28.80$28.31$28.31 21.8324.7226.21 16.0916.5422.62 Stock Price Performance Through Undisturbed 3-Yr 1-Yr 6-Mo High Median Low $28.80 $25.99 $25.99 21.83 22.29 23.24 16.09 16.54 16.54 Stock Price Performance – Last 3 Years

R E L AT I V ES H A R E P R I C EP E R F O R M A N C E Based on Commodore’s undisturbed trading date (2/5/2018) 150% 100% Median : 42.3% (a) 50% 25.9% 0% (50%) (100%) ComPmERoY dore HBI GIII OXM PVH DLA RL 150% 100% 50% 0% (50%) (100%) CommPERoY dore DLA PVH OXM RL HBI GIII 150% 100% 50% 0% (50%) (100%) ComPmERoY dore PVH OXM GIII RL HBI DLA Source: Capital IQ as of February 5, 2018. (a) Median excludes Commodore. 8 67.0% 44.0% 39.3% 38.4% Median(a): 38.9% 9.9% (0.2%) (1.6%) 1 Year 83.4% 34.7% 34.0% Median(a): 4.2% (5.5%) (25.6%) (26.9%) (31.7%) 3 Years 121.2% 98.3% 58.6% 19.9% 9.5% (35.1%) 5 Years

HISTORICAL TRADING PERFORMANCE – LAST 3 YEARS

PJ SOLOMON

EV / LTM EBITDA and EV / FY+1 EBITDA



EV / LTM EBITDA
EV / FY+1 EBITDA
16.0 x
12.0 x
8.0 x
4.0 x
Jun-15
Dec-15
Jun-16
Dec-16
Jun-17
Dec-17
Jun-18
9.2x
8.8x

EV / LTM EBITDA	Last 3-Years		LTM	
High	16.2 x	12/9/16	12.5 x	7/20/17
Median	9.4 x		9.0 x	
Low	7.4 x	4/12/16	7.4 x	3/23/18

EV / FY+1 EBITDA	Last 3-Years		LTM	
High	9.2 x	6/14/18	9.2 x	6/14/18
Median	7.0 x		6.8 x	
Low	5.5 x	8/24/17	5.5 x	8/24/17

FY+1 P / E



20.0 x
15.0 x
10.0 x
5.0 x
Jun-15
Dec-15
Jun-16
Dec-16
Jun-17
Dec-17
Jun-18
14.6x

P / FY + 1 EPS	Last 3-Years		LTM	
High	15.0 x	6/12/18	15.0 x	6/12/18
Median	10.8 x		11.5 x	
Low	7.7 x	8/22/17	7.7 x	8/22/17

Source: Capital IQ as of June 14, 2018.

9

C O M M O D O R EH I S T O R I C A L R E L AT I V E E V / LT M E B I T D A A N DP / E P E R F O R M A N C E 25.0 x 20.0 x an(a) ent: 1x 15.0 x 12.7 x 12.5 x 12.4 x 11.9 x 11.8 x 10.8 x 11.1 x 11.0 x 10.9 x 11.0 x 10.6 x 10.1 x 9.8 x 10.0 x 8.9 x 10.0 x 8.8 x 5.0 x --CommPERoY dore DLA GIII HBI OXM PVH RL Enterprise Value: $531 6.8% $2,712 7.9% $1,513 12.6% $15,225 13.2% $255 6.6% $11,484 16.2% $10,635 15.5% EBITDA Margin: 30.0 x an(a) ent: 20.0 x 19.0 x 18.7 x 18.3 x 17.3 x 17.9 x 17.5 x 17.6 x .1x 14.1 x 13.5 x 10.0 x --CommPERoY dore DLA GIII HBI OXM PVH RL 5 Yr. EPS Growth: 11.7% 19.6% 6.4% 11.1% 5.3% 15.0% 11.0% Source: Capital IQ as of June 14, 2018. (a) Median excludes Commodore. 10 3 Year Avg.1 Year Avg.Current 21.6 x 21.9 x Medi 19.5 x 20.2 x Curr 14.6 x 14.7 x 13.6 x 18 15.3 x 11.1 x 11.2 x 11.0 x 11.4 x 1-Year Forward P / E Multiples 3 Year Avg.1 Year Avg.Current Medi 11.1 x Curr 9.5 x 9.0 x 7.3 x 7.4 x 11. EV / LTM EBITDA Multiples

C O M PA R I S O NO FM A N A G E M E N T P R O J E C T I O N S T OWA L L S T R E E T R E S E A R C H Wall Street Research (a) March 2018 Management Projections (b) $892.3 $341.0 $340.5 FY2019 FY2020 FY2019 FY2020 Growth Rate: (1.3%) 2.8% 38.2% (0.2%) 38.4% 2.2% Gross Margin: 38.2% 38.2% $66.1 $2.26 $2.15 $2.00 $1.90 FY2019 FY2020 FY2019 FY2020 7.4% 6.7% 7.1% 7.1% % Margin: Growth Rate: (10.7%) (6.0%) 13.2% 13.0% (a) Median of Wall Street analysts' estimates as reported by ThomsonOne on June 14, 2018. (b) Source: ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. 11 $62.4$62.8 $57.7 Diluted Earnings Per Share EBITDA $333.8 $329.6 $888.0 $873.3 $863.6 Gross Profit Net Sales

VALUATION 12

COMMODORE HISTORICAL & PROJECTED FINANCIALS

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

	Historical				LTM	March 2018 Management Projections			CAGR	CAGR
Income Statement Data (a)	2015A	2016A	2017A	2018A	May-18	2019P	2020P	2021P	FY16-FY18	FY18-FY21
Net Sales	$890.0	$899.5	$861.1	$874.9	$888.0	$873.3	$892.3	$935.4	(1.4%)	2.3%
Gross Profit	303.0	322.2	320.2	330.2	333.0	333.8	341.0	352.0	1.2%	2.2%
EBITDA	39.8	55.3	57.2	59.2	60.1	62.4	66.1	70.1	3.5%	5.8%
Net Income	8.5	27.7	31.1	32.7	32.1	30.8	34.7	36.3	8.7%	3.5%
Diluted EPS	$0.56	$1.81	$2.04	$2.13	$2.08	$2.00	$2.26	$2.36	8.4%	3.5%
Margins										
Gross Margin	34.0%	35.8%	37.2%	37.7%	37.5%	38.2%	38.2%	37.6%		
EBITDA	4.5	6.1	6.6	6.8	6.8	7.1	7.4	7.5		
EBIT	3.1	4.6	5.0	5.1	5.2	5.5	5.8	5.8		
Growth Rates										
Net Sales	(2.4%)	1.1%	(4.3%)	1.6%	5.5%	(0.2%)	2.2%	4.8%		
EBITDA	14.4	39.0	3.5	3.6	15.8	5.3	5.9	6.0		
Diluted EPS	46.8	220.8	12.8	4.1	7.1	(6.0)	13.0	4.4		
Balance Sheet and Cash Flow Data										
Cash	$43.5	$31.9	$30.7	$35.2	$11.9	$30.0	$30.0	$60.9		
Total Debt	172.1	132.6	105.8	93.7	101.3	70.4	32.8	29.9		
Depreciation and Amortization	12.9	14.3	14.9	14.6	14.0	14.5	14.5	15.5		
Stock-Based Compensation	6.0	5.2	6.5	6.2		6.2	6.2	6.2		
Capital Expenditures	(16.7)	(16.2)	(13.3)	(7.9)		(10.0)	(10.0)	(10.0)		
Change in Net Working Capital	28.2	(9.6)	(6.4)	(19.5)		(19.5)	(7.7)	(14.2)		
Free Cash Flow (b)	38.4	14.0	29.0	22.2		18.1	37.6	33.8		
Leverage and Interest Coverage Ratios (c)										
Adjusted Debt / EBITDAR (d)	5.0 x	3.6 x	3.2 x	2.9 x	3.0 x	2.6 x	2.1 x	2.0 x		
Total Debt / EBITDA	4.3	2.4	1.8	1.6	1.7	1.1	0.5	0.4		
Net Debt / EBITDA	3.2	1.8	1.3	1.0	1.5	0.6	0.0	NM		
EBITDA / Interest, Net	2.8	6.0	7.7	8.3	8.4	9.2	12.4	11.3		
(EBITDA - Capex) / Interest, Net	1.6	4.2	5.9	7.2		7.8	10.5	9.7		

Source: Public filings, 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
Note: Balance Sheet and Cash Flow projections affirmed by management on April 3, 2018.
(a) Adjusted to exclude one-time and extraordinary items.
(b) Defined as Cash Flow from Operations less Capital Expenditures.
(c) Not adjusted for stock-based compensation expense.
(d) Assumes 6.0x rent methodology.

13

S U M M A RY VA L U AT I O N O V E R V I E W Undisturbed 52-Week Trading Range .99 Wall Street 12-Month Price Targets (a) Selected Public Companies (b) 3.76 Selected Precedent Transactions (c) Discounted Cash Flow (d) PV of Future Stock Price (e) Premium to Undisturbed Share Price (f) $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 (a) (b) (c) (d) (e) (f) Wall Street research analysts published target prices ranging from $27.50 - $29.00. See page 22 for additional detail. Assumes CY2018E (Commodore FY2019E) P/E multiple of 11.4x – 21.9x. See pages 15 and 16 for additional detail. Assumes LTM EBITDA multiple of 6.2x – 11.0x. See pages 17 and 18 for additional detail. Assumes exit multiple of 9.0x – 11.0x and a WACC of 10.1% - 13.1%. See page 19 and 24 for additional detail. Assumes FY+1 EPS multiple of 10.8x – 18.1x and cost of equity of 12.8%. See page 20 and 24 for additional detail. Applies one-day control premiums of 17.7% - 42.6%, representing the 25th to 75th percentiles, for selected all-cash transactions of $400 to $600mm in Enterprise Value from June 14, 2013 – June 14, 2018, in which at least a 50% stake was acquired, to the undisturbed price of $22.62. Excludes Biotechnology, Brokerage, Finance, Insurance, Pharmaceutical and Real Estate industries. Excludes transactions where total consideration was below $1.00 per share. Source: FactSet. See page 25 - 27 for additional detail. 14 Proposal: $27.50 Undisturbed: $22.62 $16.54 $25 $22.84 $27.50 $29.00 $4 $17.81 $35.95 $23 .88 $32.99 $21.60 $35.06 $26.62 $32.87

SELECTED PUBLIC COMPARABLE COMPANIES

PJ SOLOMON

(Amounts in millions, except per share data)

Market Data

Selected Companies	Closing Price on 6/14/18	% of 52 wk high	Equity Value	Enterprise Value	EV / Net Sales LTM	EV / Net Sales CY2018E	EV / Adj. EBITDA LTM	EV / Adj. EBITDA CY2018E	Price / EPS CY2018E	Price / EPS CY2019E	LTG Rate	P / E / G CY2018	P / E / G CY2019	Dividend Yield
Commodore	**$27.73**	**98.0 %**	**$441**	**$531**	**0.6 x**	**0.6 x**	**8.8 x**	**9.2 x**	**14.6 x**	**12.9 x**	**11.7 %**	**1.2 x**	**1.1 x**	**-- %**
PVH Corp.	160.24	95.3	12,391	15,225	1.6	1.6	12.5	11.7	17.5	15.4	11.1	1.6	1.4	0.1
Hanesbrands	20.17	78.6	7,292	11,484	1.7	1.7	10.8	10.5	11.4	10.5	6.4	1.8	1.6	2.8
Ralph Lauren Corporation	139.09	97.3	11,343	10,635	1.7	1.7	11.1	11.2	21.9	20.2	5.3	4.1	3.8	1.8
G-III Apparel Group	47.44	96.8	2,335	2,712	0.9	0.9	11.9	11.1	20.2	17.6	19.6	1.0	0.9	--
Oxford Industries	85.58	92.5	1,446	1,513	1.4	1.3	11.0	10.3	18.7	16.9	11.0	1.7	1.5	1.5
Delta Apparel	18.54	79.8	132	255	0.7	0.6	10.0	8.6	13.5	10.6	15.0	0.9	0.7	--

Operating Data / Margins / Leverage and Coverage Ratios

Selected Companies	Store Count	Net Sales LTM	Net Sales CAGR	Adj. EBITDA LTM	Adj. EBITDA CAGR	EBIT LTM	EBIT CAGR	Adj. EBITDA / Net Sales LTM	Adj. EBITDA / Net Sales Average	EBIT / Net Sales LTM	EBIT / Net Sales Average	Total Debt/ Adj. EBITDA	Net Debt/ Adj. EBITDA	Adj. EBITDA/ Net Interest
Commodore	**57**	**$888**	**(1.4) %**	**$60**	**3.5 %**	**$46**	**4.0 %**	**6.8 %**	**6.5 %**	**5.2 %**	**4.9 %**	**3.0 x**	**1.7 x**	**1.5 x**
PVH Corp.	5,545	9,240	5.4	1,215	2.6	922	1.3	13.2	13.2	10.0	10.0	2.7	2.3	10.0
Hanesbrands	720	6,563	6.3	1,062	4.8	936	4.3	16.2	16.4	14.3	14.6	4.3	3.9	6.0
Ralph Lauren Corporation	1,109	6,182	(8.6)	959	(0.1)	664	(7.4)	15.5	15.0	10.7	10.4	0.6	(0.7)	162.6
G-III Apparel Group	367	2,890	9.4	228	(2.1)	191	(0.1)	7.9	7.5	6.6	6.2	2.0	1.7	5.3
Oxford Industries	223	1,086	5.9	137	2.0	95	(0.3)	12.6	13.1	1.4	9.2	0.5	0.5	46.4
Delta Apparel	1,431	386	(7.4)	25	17.2	16	36.4	6.6	5.7	4.0	3.3	4.8	4.8	5.0

Source of historical financials: Public filings. Source of projected EPS, EBITDA and growth rate estimates: Thomson Eikon median estimate of Wall Street analysts as of June 14, 2018. Source of dividend yield: Capital IQ.
Note: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude one-time and extraordinary items. Leverage and coverage ratios are not adjusted for non-cash stock-based compensation expense.

15

SUMMARY VALUATION BASED ON SELECTED PUBLIC COMPARABLE COMPANIES

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

Adjusted EBITDA		Valuation Multiples			Implied Enterprise Value			Implied Equity Value (a)			Implied Per Share Value (b)		
LTM	$60	10.0 x	-	12.5 x	$604	-	$753	$515	-	$664	$32.35	-	$41.73
FY 2019E	62	8.6 x	-	11.7 x	$537	-	$733	$448	-	$643	$28.15	-	$40.44
EPS													
FY 2019E	$2.00	11.4 x	-	21.9 x							$22.84	-	$43.76
FY 2020E	2.26	10.5 x	-	20.2 x							$23.74	-	$45.66

Source: 8-K issued May 31, 2018 and 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
Note: FY2019 and FY2020 multiple ranges correspond to CY2018 and CY2019 comparable companies, respectively.

(a) Based on pro forma cash of $11.9mm and debt of $101.3mm. Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw as discussed with management on May 30, 2018.

(b) 15.9mm shares outstanding as of June 14, 2018. Source: Company provided figures. Includes 0.004mm option equivalent shares utilizing the treasury stock method, 0.01mm SAR equivalent shares utilizing the treasury stock method and 0.01mm restricted stock units.

16

SELECTED PRECEDENT TRANSACTIONS

PJ SOLOMON

Date Announced	Acquiror	Target	Enterprise Value	EV / LTM Adj. EBITDA
Jan-18	Boardriders	Billabong	$315	8.0 x
Aug-17	VF Corp	Williamson-Dickie Mfg.	820	11.0 [(a)]
Apr-17	Grand Wealth	Haggar	ND	ND
Dec-16	1worldstar	Kellwood Company	ND	ND
Jul-16	G-III	Donna Karan	650	ND
Jun-16	Delta Galil	VF Corp (Contemporary Brands)	120	6.2
Feb-15	Hanesbrands	Knights Apparel	200	8.0 [(a)]
Jun-14	Hanesbrands	DBApparel	550	7.5 [(a)]
Jun-14	Gildan Activewear	Doris	110	8.5
Dec-13	Sycamore Partners	Jones Group	2,042	7.9

Source: Company fillings and other publicly available information.
(a) Publicly-disclosed EV / Adj. EBITDA multiple.

17

S U M M A RY VA L U AT I O NB A S E DO N S E L E C T E D P R E C E D E N T T R A N S A C T I O N S (Amounts in Millions, Except Per Share Data) Adjusted EBITDA Valuation Multiples Implied Enterprise Value Implied Equity Value (a) Implied Per Share Value (b) LTM FY 2019E $60 62 6.2 x 6.2 x - - 11.0 x 11.0 x $373 $387 - - $661 $686 $283 $297 - - $572 $597 $17.81 $18.69 - - $35.95 $37.51 Source: 8-K issued May 31, 2018 and ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. (a) Based on pro forma cash of $11.9mm and debt of $101.3mm. Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw as discussed with management on May 30, 2018. (b) 15.9mm shares outstanding as of June 14, 2018. Source: Company provided figures. Includes 0.004mm option equivalent shares utilizing the treasury stock method, 0.01mm SAR equivalent shares utilizing the treasury stock method and 0.01mm restricted stock units. 18

DISCOUNTED CASH FLOW ANALYSIS

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

	Fiscal Year		
	2019P	2020P	2021P
Net Sales	$873.3	$892.3	$935.4
% Growth	*(0.2%)*	*2.2%*	*4.8%*
EBITDA	62.4	66.1	70.1
% of Net Sales	*7.1%*	*7.4%*	*7.5%*
EBIT	47.9	51.6	54.6
% of Net Sales	*5.5%*	*5.8%*	*5.8%*
Taxes (a)	(10.3)	(11.6)	(12.1)
Tax-Effected EBIT	37.6	40.0	42.5
Depreciation & Amortization	14.5	14.5	15.5
Capital Expenditures	(10.0)	(10.0)	(10.0)
Change in Net Working Capital	(19.5)	(7.7)	(14.2)
Free Cash Flow	$22.6	$36.8	$33.8
Growth in Free Cash Flow		*62.5%*	*(8.2%)*

Terminal Value / EBITDA Multiple	**9.0 x**			**10.0 x**			**11.0 x**		
Discount Rate	10.1%	11.6%	13.1%	10.1%	11.6%	13.1%	10.1%	11.6%	13.1%
Present Value of Free Cash Flow	$71.6	$69.1	$66.6	$71.6	$69.1	$66.6	$71.6	$69.1	$66.6
Present Value of Terminal Value	444.1	422.8	402.7	493.4	469.7	447.4	542.8	516.7	492.2
Total Enterprise Value	$515.7	$491.8	$469.3	$565.1	$538.8	$514.0	$614.4	$585.8	$558.8
Less: Net Debt (b)	(89.4)	(89.4)	(89.4)	(89.4)	(89.4)	(89.4)	(89.4)	(89.4)	(89.4)
Total Equity Value	$426.3	$402.4	$379.9	$475.7	$449.4	$424.7	$525.0	$496.4	$469.4
Total Equity Value Per Share	**$26.80**	**$25.30**	**$23.88**	**$29.89**	**$28.24**	**$26.69**	**$32.99**	**$31.19**	**$29.50**
Terminal Value as a % of Total Value	86.1%	86.0%	85.8%	87.3%	87.2%	87.0%	88.3%	88.2%	88.1%
Implied Perpetuity Growth Rate	4.5%	5.9%	7.3%	5.0%	6.5%	7.9%	5.5%	6.9%	8.4%

Source: 'FY2019 Adjusted Income Statement' and 'FY2020 and FY2021 (projection)' received from management on March 15, 2018.
Note: Balance Sheet and Cash Flow projections affirmed by management on April 3, 2018.
Note: Utilizing the monthly Balance Sheet assumptions from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018, the Discounted Cash Flow analysis range would be $21.40 – $30.32.
Note: Discounted to June 14, 2018.

(a) Reflects management projected tax rate of 25% from 2019 - 2021.
(b) Based on pro forma cash of $11.9mm and debt of $101.3mm. Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw as discussed with management on May 30, 2018.

19

P R E S E N T VA L U EO F F U T U R E S T O C K P R I C E 2019P 2020P 2021P Diluted Earnings per Share % Growth (6.0%) 13.0% 4.4% Forward Year P/E Multiples Beginning of Fiscal Year 6/14/18 2020P 2021P 10.8 12.7 14.6 16.3 18.1 (a) 25.39 29.19 32.69 36.20 28.70 32.98 36.94 40.90 29.97 34.44 38.58 42.71 (b) (c) 6/14/18 2/4/19 2/4/20 10.8 12.7 14.6 16.3 18.1 $21.60 25.39 29.19 32.69 36.20 $22.59 26.56 30.53 34.20 37.86 $20.92 24.60 28.27 31.67 35.06 (a) (b) (c) Source: ‘FY2019 Adjusted Income Statement’ and ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018. Note: Assumes cost of equity discount rate of 12.8%. (a) (b) (c) Reflects Commodore 3-year median forward year P/E multiple. Reflects current forward year P/E multiple based on consensus Wall Street EPS estimate of $1.90 and current stock price of $27.73. Reflects median forward year P/E multiple of selected public comparable companies. 20 Present Value at June 14, 2018 $21.60 $24.41 $25.49 Stock Price at $2.00 $2.26 $2.36 Fiscal Year

APPENDIX 21

S U M M A RY A N A LY S TE X P E C TAT I O N S IFS 27.50 865.1 885.1 56.3 58.4 1.90 $2.16 Hold June 1, 2018 Sidoti & Company 29.00 862.0 888.5 58.0 63.9 1.90 $2.22 Hold June 1, 2018 High $29.00 $865.3 $888.5 $60.2 $65.2 $1.90 $2.22 Low 27.50 861.5 885.1 56.3 58.4 1.87 2.13 Management Guidance Source: Wall Street Estimates as of June 14, 2018 and Management guidance per March 2018 Corporate Presentation and reaffirmed on May 31, 2018 earnings call. (a) Implied EBITDA range based on management guidance of 6.5% - 6.8% EBITDA Margin. 22 $55.6 - $58.8(a) $855 - $865 $1.80 - $1.90 Median27.50863.6888.057.762.81.902.15 Keybanc Capital MarketsNA865.3887.960.265.21.89$2.14Hold May 31, 2018 Revenue Estimates for FYEBITDA Estimates for FYEPS Estimates for FY CompanyPrice Target2019E2020E2019E2020E2019E2020ERec.Date D. A. Davidson$27.50$861.5$888.1$57.3$61.7$1.87$2.13Hold May 31, 2018

V O L U M EW E I G H T E D AV E R A G EP R I C E B Y R A N G E Since undisturbed trading date (2/5/2018) 923K shares have traded above $27.50 11 $0.00 < x < $15.00 $15.00 < x < $18.00 $18.00 < x < $20.00 $20.00 < x < $22.00 $22.00 < x < $24.00 $24.00 < x < $26.00 $26.00 < x < $27.50 $27.50 < x < % of Total Volume: 0.0% 1.5% 23.4% 18.8% 20.6% 17.5% 14.3% 4.0% 23 Source: Capital IQ as of June 14, 2018. 1 9 9 8 7 2 --Average Daily Volume (52-Week)95K Volume Per Price Range – Last 24 Months (in Millions)

WEIGHTED AVERAGE COST OF CAPITAL

PJ SOLOMON

Comparable Companies					
Name	Net Debt	Market Capitalization	Current Levered Beta (a)	Net Debt/ Market Equity (b)	Unlevered Beta (c)
Commodore	$89	$441	0.855	20.3%	0.742
Ralph Lauren Corporation	(708)	11,343	1.038	--	1.038
Delta Apparel, Inc.	122	132	0.742	92.6%	0.438
Hanesbrands Inc.	4,193	7,292	0.967	57.5%	0.676
Oxford Industries, Inc.	68	1,446	1.066	4.7%	1.030
PVH Corp.	2,833	12,391	0.886	22.9%	0.756
G-III Apparel Group, Ltd.	377	2,335	1.240	16.2%	1.106
Mean (Excluding Commodore)			**0.990**	**32.3%**	**0.841**
Median (Excluding Commodore)			**1.003**	**19.5%**	**0.893**

Assumptions	
Risk Free Rate of Return (d)	2.94%
Historical Market Risk Premium (e)	6.94%
Size Premium (e) (f)	2.68%
Marginal Tax Rate (g)	25.00%

GDP / Inflation	
Long-Term GDP Growth	2.00%
Long-Term Inflation Growth	2.00%

Observed Weighted Average Cost of Capital

	Net Debt (h)	**Equity Value**	**Net Debt/ Capital**	**Net Debt/ Equity**
Commodore Net Debt / Capital	$89.4	$441.1	16.8%	20.3%

	Unlevered Beta	**Levered Beta**	**Cost of Equity**
Median of Comps Cost of Equity	0.893	1.029	12.8%

Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium.
Cost of Equity = 2.94% + (1.03 * 6.94%) + 2.68%

	Before Tax	**Tax Rate**	**After Tax**
Commodore Cost of Debt	7.82%	25.00%	5.86%

Cost of Debt = LTM Interest Expense / Average Debt
Cost of Debt = $7.2 / $92.1

Weighted Average Cost of Capital	**11.6%**

WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity
WACC = (16.8%) * 5.9% + (83.2%) * 12.8%

(a) Source: Bloomberg 5-year adjusted weekly beta as reported on June 14, 2018.
(b) Assumes book value of debt approximates market value.
(c) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}.
(d) 10-year Treasury Note yield as of June 14, 2018.
(e) Source: Duff & Phelps 2017 Valuation Handbook.
(f) Size premium of 2.68% for companies with market capitalizations between 263.7mm and 567.8mm.
(g) Marginal tax rate based on Commodore estimate of future taxes.
(h) Based on pro forma cash of $11.9mm and debt of $101.3mm. Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw as discussed with management on May 30, 2018.

24

P R E M I U M SPA I D A N A LY S I S-S U M M A RY Premiums paid to target share price in selected all cash transactions of $400 - $600 million enterprise value over the last five years 5-Year 3-Year Median 25th Percentile 75th Percentile 18.1% 42.6% 17.7% 34.4% Transactions 39 25 Source: FactSet. Selected all-cash transactions of $400 - 600mm in Enterprise Value with United States targets from June 14, 2013 – June 14, 2018, in which at least 50% stake was acquired. Excludes Biotechnology, Brokerage, Finance, Insurance, Pharmaceutical and Real Estate industries. Note: Excludes transactions where total consideration was below $1.00 per share. 25 28.0% 28.0% One-Day Premium - 100% Cash

PREMIUM PAID ANALYSIS

PJ SOLOMON

Premiums paid to target share price in selected all cash transactions of $400 - $600 million enterprise value over the last five years

Announce Date	Target	Acquirer	Enterprise Value	One Day Premium
May-18	Babcock & Wilcox Enterprises, Inc.	Steel Partners Holdings LP	$590.2	36.2%
Mar-18	The Finish Line, Inc.	JD Sports Fashion Plc; Pentland Group Plc	453.5	28.0%
Feb-18	Fogo de Chão, Inc.	Rhône Capital LLC	544.7	25.5%
Nov-17	Bazaarvoice, Inc.	Marlin Equity Partners LLC	408.9	14.6%
Oct-17	Omega Protein Corp.	Cooke, Inc.	473.6	32.5%
Jul-17	ShoreTel, Inc.	Mitel Networks Corp.	402.8	28.2%
May-17	Xactly Corp.	Vista Equity Partners Management LLC	472.6	16.8%
May-17	PennTex Midstream Partners LP	Energy Transfer Partners LP	562.6	18.0%
Mar-17	Exar Corp.	MaxLinear, Inc.	443.3	22.4%
Feb-17	LMI Aerospace, Inc.	Sonaca USA, Inc.	429.3	52.3%
Dec-16	Lionbridge Technologies, Inc. (Delaware)	H.I.G. Capital LLC (Private Equity)	430.3	3.2%
Nov-16	Universal American Corp.	WellCare Health Plans, Inc.	461.8	12.5%
Nov-16	TubeMogul, Inc.	Tiger Acquisition Corp.	445.9	82.1%
Nov-16	Blue Nile, Inc.	Bain Capital	437.9	33.9%
Oct-16	Everyday Health, Inc.	Ziff Davis LLC	447.2	28.0%
Sep-16	Apigee Corp.	Google, Inc.	471.7	6.5%
Sep-16	Accuride Corp.	Crestview LLC	412.4	52.7%
Jul-16	Imprivata, Inc.	Thoma Bravo LLC	442.5	32.8%
May-16	Opower, Inc.	Oracle Corp.	491.2	30.4%
Feb-16	PowerSecure International, Inc.	The Southern Co.	422.3	79.8%
Nov-15	TeleCommunication Systems, Inc.	Comtech Telecommunications Corp.	404.9	13.9%
Nov-15	RealD, Inc.	Rizvi Traverse Management LLC	525.0	18.3%
Aug-15	Dot Hill Systems Corp.	Seagate Technology Plc	559.2	79.2%
Aug-15	NTELOS Holdings Corp.	Shenandoah Telecommunications Co.	582.3	25.3%
May-15	Rally Software Development Corp.	CA, Inc.	432.4	42.9%
Mar-15	Norcraft Cos., Inc.	Fortune Brands Home & Security, Inc.	569.9	11.4%
Feb-15	Emulex Corp.	Avago Technologies Ltd.	541.2	26.4%
Jan-15	Silicon Image, Inc.	Lattice Semiconductor Corp.	406.6	23.7%
Oct-14	Apco Oil & Gas International, Inc.	Pluspetrol Resources Corp	402.4	14.7%
Sep-14	Einstein Noah Restaurant Group, Inc.	JAB Holding Co.	461.9	51.2%
Aug-14	Pike Corp.	Court Square Capital Partners; Pike Corp.	581.1	50.8%
Apr-14	Vocus, Inc.	GTCR LLC	429.1	47.8%
Feb-14	Chindex International, Inc.	TPG Capital LLC; Fosun	406.6	39.9%
Oct-13	Mac-Gray Corp.	CSC ServiceWorks, Inc.	497.6	42.3%
Sep-13	Zoltek Cos., Inc.	Toray Industries, Inc.	575.6	10.0%
Sep-13	Greenway Medical Technologies, Inc.	Vista Equity; Vitera Healthcare Solutions	595.8	20.1%
Aug-13	Volterra Semiconductor Corp.	Maxim Integrated Products, Inc.	437.8	55.4%
Aug-13	Steinway Musical Instruments, Inc.	Paulson & Co., Inc.	463.4	31.4%
Jul-13	Maidenform Brands, Inc.	Hanesbrands, Inc.	560.1	23.1%

Source: FactSet. Selected all-cash transactions of $400 - 600mm in Enterprise Value with United States targets from June 14, 2013 – June 14, 2018, in which at least 50% stake was acquired. Excludes Biotechnology, Brokerage, Finance, Insurance, Pharmaceutical and Real Estate industries.
Note: Excludes transactions where total consideration was below $1.00 per share.

26

DISCLAIMER This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provid ed by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historic al and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgment s made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy a ny security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or pu rchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do no t constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. 62/2021 3529,'(' 7+,6 '2&80(17)25 7+( ,1)250$7,21 $1' $66,67$1&(2) 7+( 63(&,$/ &200,77((2) 7+( %2$5' 2) ',5(&7256 2) 7+( &203$1<. T+,6 '2&80(17 '2(6 127 &2167,787( $ 5(&200(1'$7,21 72 $1< 6+$5(+2/'(5 2) 7+( &203$1< $6 72 +2: $1< 68&+ 6+$5(+2/'(5 6+28/' 927( 21 $1< 75$16$&7,21 2) $&7 21 $1< 0$77(5 5(/$7,1* 72 $1< 75$16$&7,21. 27